SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 30, 2003


                          WHITMAN EDUCATION GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)



               Florida                                1-13722
    ---------------------------------          ----------------------
     (State or other jurisdiction             (Commission File Number)
    of incorporation or organization)


                  4400 Biscayne Boulevard, Miami, Florida 33137
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                   22-2246554
                                   ----------
                        (IRS Employer Identification No.)


                                 (305) 575-6510
                                  -------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 9. Regulation FD Disclosure (information furnished in this Item 9 is furnished under Item 12).

     In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is intended to be furnished under "Item 12. Results of Operations and Financial Condition," is instead being furnished under "Item 9. Regulation FD Disclosure." The information in this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 12 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

     On May 30, 2003, Whitman Education Group, Inc. ("Whitman") issued a press release announcing its financial results for the fiscal year ended March 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release references diluted net income per share excluding merger related expenses, a non-GAAP financial measure (as defined under the SEC's Regulation G). Whitman's management believes that the presentation of that non-GAAP financial measure is useful for investors as it assists them in understanding how Whitman's business performed without the effect of the expenses associated with a significant, one-time corporate transaction and provides them insight into trends affecting Whitman's business.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WHITMAN EDUCATION GROUP, INC.

                                               /s/ Fernando L. Fernandez
                                               ---------------------------
                                               Fernando L. Fernandez
                                               Vice President of Finance,
                                               Chief Financial Officer,
                                               Treasurer and Secretary


Date: May 29, 2003


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                                  EXHIBIT INDEX

     Exhibit No.       Description
     -----------       -----------

99.1                   Press Release dated May 30 2003